UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2017

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2017, Southern Missouri Bancorp, Inc. ("Southern"), the parent corporation of Southern Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Southern Missouri Bancshares, Inc. ("Bancshares"), which is the parent company of Southern Missouri Bank of Marshfield ("Marshfield").  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Bancshares will merge with and into Southern (the "Merger"), with Southern as the surviving corporation in the Merger.  It is expected that following the Merger, Marshfield will be merged with and into Southern Bank (the "Bank Merger"), with Southern Bank as the surviving bank in the Bank Merger.

Subject to adjustment for Bancshares capital at closing, the deal is valued at approximately $15.1 million (representing 140% of Bancshares' anticipated capital, as adjusted, at closing). Under the terms of the Merger Agreement, Bancshares shareholders will receive 9.0393 shares of Southern common stock and $95.82 in cash for each share of Bancshares common stock outstanding. The number of Southern shares to be issued was determined based on Southern's weighted average closing stock price on the NASDAQ Stock Market during the 20 trading days ending on the fifth trading day prior to the execution of the Merger Agreement.

The Merger Agreement contains customary representations and warranties from both Southern and Bancshares, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Bancshares, specific forbearances with respect to its business activities, and (2) in the case of Bancshares, its non-solicitation obligations relating to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Bancshares' shareholders and the receipt of required regulatory approvals.  The Merger is anticipated to be completed in the first quarter of calendar 2018.

The Merger Agreement provides certain termination rights for both Southern and Bancshares and further provides that a termination fee of $450,000 will be payable by Bancshares upon termination of the Merger Agreement under certain circumstances as specified therein.  Substantially all of Bancshares' directors and executive officers have executed voting agreements pursuant to which they have agreed to vote their Bancshares shares in favor of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties in, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with the filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Southern or Bancshares, their respective affiliates, or their respective businesses.

   Forward-Looking Statements:

Except for the historical information contained in this Current Report on Form 8-K and in other reports filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern's merger and acquisition activities, including this acquisition and Southern's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which Southern conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; Southern's ability to access cost-effective funding; the timely development of and acceptance of Southern's new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in Southern's market area; legislative or regulatory changes that adversely affect Southern's business; results of examinations of Southern by its regulators, including the possibility that Southern's regulators may, among other things, require Southern to increase its reserve for loan losses or to write-down assets; the impact of technological changes; and Southern's success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. Southern undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

Additional Information:

Southern will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Bancshares that also constitutes a prospectus of Southern, which will be sent to the shareholders of Bancshares.  Bancshares shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern, Bancshares and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Southern can be obtained free of charge from the SEC's website at www.sec.gov.  These documents also can be obtained free of charge by accessing Southern's website at www.bankwithsouthern.com under the tab "Investor Relations" and then under "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from Southern upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800 or from Bancshares upon written request to Southern Missouri Bancshares, Inc., Attn: Investor Relations, 1292 Banning Street, Marshfield, Missouri 65706.

Participants in this Transaction:

Southern, Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Bancshares' shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Southern may be found in the definitive proxy statement of Southern relating to its 2016 Annual Meeting of Shareholders filed with the SEC by Southern on September 27, 2016.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Bancshares will be included in the proxy statement/prospectus when filed with the SEC.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 8.01 Other Events

On August 18, 2017, Southern and Bancshares issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

2.1	Agreement and Plan of Merger, dated as of August 17, 2017, by and between Southern Missouri Bancorp, Inc., Southern Missouri Acquisition Corp. and Southern Missouri Bancshares, Inc.

99.1	Joint Press Release dated August 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: August 21, 2017	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 17, 2017, by and between Southern Missouri Bancorp, Inc., Southern Missouri Acquisition Corp. and Southern Missouri Bancshares, Inc.

99.1	Joint Press Release dated August 18, 2017

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